UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2012

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Item 8.01. Other Events

On October 16, 2012, the Financial Industry Regulatory Authority (“FINRA”) informed AeroGrow International, Inc. (“AeroGrow” or “the Company”) that a 1-for-100 reverse split of the Company’s common stock, previously disclosed in the Company’s definitive Schedule 14-C filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2012, and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2012, would be effective at the market open on October 17, 2012.

Effective as of April 11, 2012,  the Company’s stockholders approved a proposal authorizing the Company’s board of directors (the “Board”), in its discretion, to effect a reverse split of the Company’s outstanding shares of common stock at a ratio of up to 1-for-300.  On July 27, 2012, the Board approved the reverse stock split at a 1-for-100 split ratio, and authorized management to file the documents necessary to effect the reverse split with FINRA.  On October 16, 2012, FINRA informed the Company that the reverse split would be effective at the market open on October 17, 2012.

The Company’s ticker symbol will remain unchanged; however, a “D” will be appended to the existing AERO ticker symbol (AEROD) for a period of 20 business days following the effective date to signify that the reverse split has taken place.  In addition, the Company’s common stock has been assigned a new CUSIP number (00768m202).

As a result of the reverse stock split, every 100 shares of the Company’s pre-reverse split common stock will be consolidated automatically into one share of common stock.  No cash or fractional shares will be issued in connection with the reverse split, and instead the Company will round up to the next whole share in lieu of issuing factional shares that would have been issued in the reverse split. The number of authorized shares of the Company’s common stock, par value of the Company’s common stock, and rights of the Company’s common stockholders will not be affected by the reverse split.  Proportional adjustments will be made to shares of the Company’s common stock issuable upon exercise or conversion of the Company’s outstanding warrants and stock options in accordance with their terms.

On October 16, 2012, the Company issued a press release announcing that trading in its common stock on the OTCQB Marketplace on a split-adjusted basis would begin on the morning of October 17, 2012.  This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Exhibits

(d)	Exhibits

           99.1           Press Release Issued by AeroGrow International, Inc. on October 16, 2012.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission, particularly in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AeroGrow International, Inc.

By:	/s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer

DATED:  October 16, 2012